W	ELLS FARGO BANK, CONSEN NATIONAL ASSOCIATION	T AND ASSUMPTION AGREEMENT WITH G&E HEALTHCARE REIT II SARTELL MOB, LLC

THIS CONSENT AND ASSUMPTION AGREEMENT (the “Consent Agreement”), effective MARCH 31, 2010 (the “Effective Date”), is between G&E HEALTHCARE REIT II SARTELL MOB, LLC, a Delaware limited liability company (the “Buyer”), STINGRAY PROPERTIES, LLC (the “Borrower”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Bank”).

RECITALS

FIRST: Pursuant to that Construction – Term Loan Agreement effective September 16, 2005, as amended by that certain deletion of loan covenant letter agreement dated June 4, 2007, as further amended by that certain First Amendment to Credit Agreement dated September 17, 2009, effective June 30 2009, as further amended by that certain Second Amendment to Credit Agreement dated the date hereof (as amended, the “Loan Agreement”), the Bank granted the Borrower a $4,000,000.00 construction – term loan (the “Loan”) to finance the construction of improvements to the property legally described on Exhibit A attached hereto (the “Property”).

SECOND: The Borrower’s obligation to repay the Loan is evidenced by that certain Construction Loan Note dated of even date with the Loan Agreement and in the original principal amount of $4,000,000.00, as amended by that certain Note Modification Agreement dated July 1, 2006, as further amended by that certain Second Note Modification Agreement dated August 15, 2006 (as amended, the “Note”). Payment of the Note, in turn, is secured by that certain Third Party Mortgage, Security Agreement, Fixture Financing Statement, and Assignment of Leases and Rents dated September 16, 2005 on the Property as amended by that certain Consent and Assumption Agreement dated July 1, 2006 (as amended, the “Mortgage”). The Note is guaranteed by the individual Guaranty of each of the Guarantors, as defined in the Loan Agreement, Sylvan Holdings, LLC, Crystal Blue Properties, LLC, Ronald Berg, Gary Verkinnes, Dr. Jeffrey Gerdes, and Dr. Samir Elghor.

THIRD: The Borrower and the Buyer desire that the Property be conveyed from the Borrower to the Buyer and have requested that the Bank consent to such transfer. The Bank has agreed to the request, subject, however, to certain terms and conditions.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Buyer and the Bank agree as follows:

1. Mortgage Assumption. The Bank hereby consents to the sale, transfer, and conveyance of the Property by the Borrower to the Buyer, provided, however, that the Buyer hereby agrees to assume all obligations of the Borrower under the Mortgage, which obligations the Buyer hereby affirms and assumes. Notwithstanding the foregoing, the Borrower, the Buyer and the Bank agree that the Buyer is expressly not assuming personal liability to the Bank to repay the Note.

2. Status of the Loan. As of the Effective Date, the Bank represents to the Buyer in good faith that: (a) Exhibit B sets forth a list of all material documents, instruments and agreements related to the Loan; and (b) after giving effect to amendments dated the date hereof, the Bank has no actual knowledge of any Event of Default under the Loan Agreement or the Mortgage; provided, however, that Bank shall bear no liability of any kind with respect to such representations and that such representations do not constitute a waiver of any provision or term of the Loan Agreement or the Mortgage any related document.

3. Direct Communication and Payment. The Bank and the Borrower authorize and consent to the Bank communicating directly with the Buyer, and the Buyer communicating directly with the Bank, with respect to any matters related to the Loan or the Property that otherwise would be handled exclusively between the Bank and the Borrower. The Buyer may make (and the Bank will accept) payments related to the Loan otherwise required to be made by the Borrower.

4. Copies of Notices. Any notices required to be given by the Bank to the Buyer under the Mortgage will be sent to the Buyer at the address set forth under the Buyer’s signature below or such other address as the Buyer may designate by written notice to the Bank from time to time (the “Buyer’s Notice Address”) with a copy substantially contemporaneously to the Borrower. Any notices required to be given by the Bank to the Borrower under the Note, the Loan Agreement and/or any Related Agreement will be sent to the Borrower as provided in the applicable loan document with a copy substantially contemporaneously to the Buyer at the Buyer’s Notice Address.

5. Supplemental Buyer Cure Period. Notwithstanding anything to the contrary in the Mortgage, a default defined as an Event of Default under subsection (h) of the Mortgage, other than a default defined herein as an “Immediate Default,” shall not be considered an Event of Default under the Mortgage until twenty (20) days following the occurrence of such default and notice to Buyer, and the failure to cure such default or to cause such default to be cured within such period of time.  The cure periods hereunder are not intended to extend any cure or grace period otherwise applicable under the Note or any Related Agreement, and all such cure or grace periods shall run concurrently without duplication. “Immediate Default” shall  mean an event of default due to (i) voluntary bankruptcy or insolvency of Borrower or any Related Party; (ii) the failure of Borrower or any Related Party to diligently contest and obtain the prompt dismissal of any involuntary bankruptcy or other insolvency proceeding filed against such Borrower or Related Party; (iii) appointment of a receiver, trustee, custodian or liquidator of a substantial part of the assets of Borrower or any Related Party, (iv) service of a writ of garnishment, levy or other seizure with respect to any collateral securing the Note, or any accounts of Borrower or any Related Party, (v) failure to maintain insurance coverage for collateral, if any, as may be required; (vi) submission to Lender of any required financial statement or certificate of Borrower or any Related Party that is incorrect, false or misleading in any material respect when furnished or made, or (vii) breach of any covenant or obligation of Borrower or any Related Party that is not reasonably curable within twenty (20) days of such breach.  “Related Agreement” shall mean each loan agreement, guaranty, security agreement, mortgage or other loan document relating to or securing the Note. “Related Party” shall mean each guarantor, co-borrower, mortgagor or other party executing a Related Agreement.”

6. Other Buyer Covenants.

(a) The Buyer shall establish a replacement reserve account with the Bank by entering into Replacement Reserve Agreement with the Bank in form acceptable to the Bank (as the same may be amended, restated or replaced from time to time, the “Replacement Reserve Agreement”) and will observe and perform all covenants and agreements in the Replacement Reserve Agreement.

(c) The Buyer shall maintain its principal deposit account with the Bank.

(d) Not later than 60 days after, and as of the end of, each calendar year, the Buyer shall provide to Bank a rent roll in form and substance reasonably acceptable to Bank.

(e) The Buyer shall cause the Property to maintain an occupancy rate (with bona fide tenants at market rates) of no less than 60% as of the end of each year beginning December 31, 2010.

(f) The Buyer shall either: (i) cause the Property to maintain an occupancy rate (with bona fide tenants at market rates) of no less than 90% as of the end of each year beginning December 31, 2010, or (ii) pay and maintain (for so long as such occupancy rate is less than 90%) the Occupancy Funds. The “Occupancy Funds” mean TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) to be held by the Bank as provided herein as additional collateral security for the Indebtedness (as defined in the Mortgage). No earnings or interest shall be payable to Buyer on the Occupancy Funds. The Funds shall not be, nor be deemed to be, trust funds, and Bank shall have the right to hold the Occupancy Funds in any manner Bank elects and may commingle the Occupancy Funds with other moneys held by Bank. If the amount of the Occupancy Funds held by Bank shall not be sufficient at any time to satisfy this subsection, Buyer shall pay to Bank any amount necessary to make up the deficiency upon notice from Bank to Buyer requesting payment. Upon an Event of Default, as defined in the Mortgage, Bank may apply on the Indebtedness, in the order of application as Bank may determine, any Occupancy Funds then in Bank’s possession. Upon payment in full of the Indebtedness, Bank shall promptly remit to Buyer any Occupancy Funds held by Bank.

7. Conditions Precedent. The effectiveness of the Bank’s consent hereunder shall be subject to the following conditions precedent:

(a) Delivery of the following documents:

(i) this Consent Agreement, fully executed;

(ii)	a Mortgage Modification, fully executed;
(iii)	a title insurance endorsement in form acceptable to the Bank;
(iv)	the Second Amendment to Credit Agreement, fully executed; and
(v)	the Replacement Reserve Agreement, fully executed.

(b) Payment of the initial deposit under the Replacement Reserve Agreement.

(c) Payment or reimbursement, as the case may be, of all reasonable fees and expenses incurred by the Bank or related to this agreement, including, reasonable attorneys’ fees incurred by the Bank for the preparation of this agreement and ancillary documents.

8. Miscellaneous.

(a) This Consent Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the Bank, the Borrower and the Buyer have executed this Consent Agreement as of the Effective Date.

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By: /s/ Roxanne Muehebauer
Name: Title:	Roxanne Muehebauer Assistant Vice President

STINGRAY PROPERTIES, LLC

By: /s/ Gary Verkinnes
Name:	Gary Verkinnes

Title: Partner

G&E HEALTHCARE REIT II SARTELL MOB, LLC,
a Delaware limited liability company

By: /s/ Danny Prosky
Name: Danny Prosky
Its:	Authorized Signatory

Buyer’s Notice Address:
c/o Grubb & Ellis Equity Advisors, LLC
1551 North Tustin Avenue, Suite 200
Santa Ana, California 92705
Attn: Danny Prosky

With a copy to:
Gregory Kaplan, PLC
7 East Second Street
Richmond, Virginia 23224
Attn: Joseph J. McQuade

ACKNOWLEDGMENT AND CONSENT

As of the Effective Date, each of the undersigned Guarantors acknowledges and consents to the foregoing Consent and Assumption Agreement, and agrees that his/its Guaranty remains in full force and effect.

/s/ Dr. Jeffrey Gerdes
Dr. Jeffrey Gerdes

/s/ Ronald Berg
Ronald Berg

/s/ Gary Verkinnes
Gary Verkinnes

/s/ Dr. Samir Elghor
Dr. Samir Elghor

Sylvan Holdings, LLC

By: /s/ Dr. Jeffrey Gerdes
Name:	Dr. Jeffrey Gerdes

Title: Partner

Crystal Blue Properties, LLC

By: /s/ Gary Verkinnes
Name:	Gary Verkinnes

Title: Partner